Exhibit 10.1

JACOBS ENGINEERING GROUP INC.

RESTRICTED STOCK UNIT AGREEMENT

(Market Stock Units)

AMENDMENT ONE

The Restricted Stock Unit Agreement (the “Agreement”), dated as of October 14, 2011, entered into by and between Craig Martin (“Employee”) and JACOBS ENGINEERING GROUP INC. (the “Company”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”), is hereby amended as follows. Capitalized terms used herein have the same meaning as set forth in the Plan and the Agreement.

1. The first sentence of Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The number of restricted stock units earned under this Agreement (the “Earned Restricted Stock Units”) shall be equal to the Target Restricted Stock Units multiplied by the Stock Performance Multiplier (as defined herein) multiplied by the Relative Performance Multiplier (as defined herein).”

2. Section 2(b) of the Agreement is hereby further amended to add the following to the end thereof:

“The “Relative Performance Multiplier” will be determined by comparing the Company’s total stockholder return to the total stockholder return of each of the companies in the Industry Peer Group (as set forth below) over the three-year period immediately following the Award Date (the “TSR Performance Period”). For purposes of computing total stockholder return, the beginning stock price will be the average stock price over the 60 calendar day period ending on the Award Date and the ending stock price will be the average stock price over the 60 calendar day period ending on the last day of the TSR Performance Period. Any dividend payments over the performance period by a company will be deemed re-invested on the ex-dividend date in additional shares of the company. If the Company’s total stockholder return over the TSR Performance Period is below the 25th percentile when ranked against the total stockholder return over the TSR Performance Period of each of the companies in the Industry Peer Group, the Relative Performance Multiplier will be zero. If the Company’s total stockholder return over the TSR Performance Period is at or above the 50th percentile when ranked against the total stockholder return over the TSR Performance Period of each of the companies in the Industry Peer Group, the Relative Performance Multiplier will be one. If the Company’s total stockholder return over the TSR Performance Period is at the 25th percentile the Relative Performance Multiplier will be 0.5. If the Company’s total stockholder return over the TSR Performance Period is between the 25th and 50th percentiles when ranked against the total stockholder return over the TSR Performance Period of each of the companies in the Industry Peer Group, the Relative Performance Multiplier will be determined using straight line interpolation (between 0.5 and 1) based on the actual percentile ranking. The “Industry Peer Group” consists of the following companies: AECOM Technology Corporation, Chicago Bridge & Iron Company, Computer Sciences Corporation, Foster Wheeler AG, Fluor Corporation, KBR, Inc., L-3 Communications Holdings, Inc., SAIC, Inc., Shaw Group Inc. and URS Corporation, or any successors thereto, in each case, to the extent each is a publicly-traded corporation throughout the entire TSR Performance Period.”

3. The first sentence of Section 2(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything herein to the contrary, in the event of a Change in Control, the number of Earned Restricted Stock Units shall be determined as of the date such Change in Control is consummated, rather than the Maturity Date, with the number of Earned Restricted Stock Units determined as set forth in Section 2(b) hereof, except that (i) the Ending Average Stock Price shall equal the price per share of Jacobs Common Stock to be paid to the holders thereof in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Jacobs Common Stock for the last trading day prior to the consummation of the Change in Control) and (ii) the Relative Performance Multiplier will be 1.”

3. In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment effective as of the date set forth above.

CRAIG MARTIN

/s/ Craig Martin

JACOBS ENGINEERING GROUP INC.

/s/ John W. Prosser, Jr.
By: John W. Prosser, Jr.
Title:	Executive Vice President, Finance and Administration